Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222047

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, $1.00 par value per share	3,565,000 Shares	$75.50	$269,157,500.00	$32,621.89

(1)	Includes 465,000 shares of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.
(2)	Publicly communicated offering price.
(3)

The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 13, 2017)

3,100,000 Shares

Common Stock

We are offering 3,100,000 shares of our common stock, $1.00 par value per share.

Our common stock is listed on the New York Stock Exchange (or the “NYSE”) under the symbol “SWX,” and the last reported sale price of our common stock on the NYSE on November 23, 2018 was $82.85 per share.

We intend to use the net proceeds from this offering to finance, in part, our pending acquisition (the “Linetec Acquisition”) of an 80% interest in Linetec Services, LLC (“Linetec”), including the payment of related fees and expenses. In addition, we may temporarily repay $22.5 million of outstanding borrowings under Southwest Gas Holdings’ credit facility as described under the heading “Use of Proceeds.” The closing of this offering is expected to occur prior to, and is not conditioned upon, the consummation of the Linetec Acquisition. If the Linetec Acquisition is not consummated for any reason, we intend to use all net proceeds from this offering for general corporate purposes.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and Item 1A “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2017, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission (the “SEC”) including our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public Offering Price	$75.5000	$234,050,000
Underwriting Discount	$2.5481	$7,899,110
Proceeds to us (before expenses)	$72.9519	$226,150,890

We have granted the underwriters a 30-day option to purchase up to 465,000 additional shares of common stock from us at the public offering price, less the underwriting discount.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about November 30, 2018.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Wells Fargo Securities

Co-Managers

BTIG	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

The date of this prospectus supplement is November 27, 2018.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you in connection with the sale of shares of our common stock offered hereby. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell any securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus supplement or the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

Before investing in our common stock, please read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein together with the additional information described under the section entitled “Available Information.” You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you make an investment decision.

We are not making any representation to any purchaser of shares of our common stock regarding the legality of an investment in shares of our common stock by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in shares of our common stock.

When we use the terms the “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Holdings, Inc., together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our subsidiary, Southwest Gas Corporation.

Our common stock is being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of shares of our common stock in other jurisdictions also may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” beginning on page S-11 of this prospectus supplement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements.

For example, statements regarding the Linetec Acquisition, operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, the Company’s Company-Owned Life Insurance strategy, replacement market and new construction market, the impacts of the Tax Cuts and Jobs Act legislation including disposition in regulatory proceedings, bonus depreciation tax deductions, amount and timing for completion of estimated future construction expenditures, including the liquefied natural gas facility in southern Arizona, the Mesquite expansion in Nevada, and the Paiute 2018 expansion project in northern Nevada and northern California, forecasted operating cash flows and results of operations, impacts from gas infrastructure replacement programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in 2018 or future period revenues from regulatory rate proceedings including amounts resulting from the settled Arizona general rate case, the filed Nevada general rate case rates and surcharges, purchased gas adjustment (“PGA”), and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity, future dividend increases and the Company’s board of directors’ current target dividend payout ratio, pension and post-retirement benefits, certain impacts of tax acts, contract or construction change order negotiations, impacts of accounting standards updates, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings and approvals are forward-looking statements. All forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, our ability to complete the Linetec Acquisition on the expected terms and the expected timeline, customer growth rates, conditions in the housing market, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, the impacts of alternative energy sources to natural gas, the timing and amount of rate relief, the timing, amount, and methods determined by regulators to refund amounts to customers resulting from tax reform, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri Construction Group, Inc. (“Centuri”) bid work, results of New England Utility Constructors, Inc. (including the ability to be accretive to earnings over the first twelve months), Centuri construction expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri, acquisitions and management’s plans related thereto, our ability to successfully integrate acquired businesses and achieve the anticipated benefits, competition, our ability to raise capital in external

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financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue or cease to continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement, the accompanying prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Available Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus supplement and the accompanying prospectus prior to investing in shares of our common stock.

LINETEC DATA

This prospectus supplement includes preliminary data regarding the impact of the proposed acquisition of Linetec. You should not place undue reliance on preliminary data included in this prospectus supplement, which are not necessarily indicative of the results to be achieved in any future period. These estimates have been prepared by and are the responsibility of management. Our independent registered public accounting firm has not audited, compiled, performed any procedures on or reviewed the preliminary financial data, and accordingly does not express an opinion or any other form of assurance with respect to the preliminary data. Please see “Risk Factors” and “Cautionary Statement Regarding Forward Looking Information” included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

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AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

Southwest Gas Holdings and Southwest have jointly filed with the SEC an automatic shelf registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement.

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of shares of our common stock is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference into this prospectus supplement have been modified or superseded. We specifically incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Quarterly Reports on Form 10-Q filed on May 8, 2018, August 8, 2018 and November 7, 2018;

•	Current Reports on Form 8-K filed on February 6, 2018, February 26, 2018, March 15, 2018, May 8, 2018, June 1, 2018 and November 14, 2018;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2018;

•

The description of the Company’s common stock contained in the Company’s Registration Statement on form 8-K12B filed on January 3, 2017, including any amendment or reports filed for purposes of updating such description; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement until the termination of the offering of shares of our common stock.

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You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our common stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of Capital Stock” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., a California corporation, is a holding company headquartered in Las Vegas, Nevada. Through our wholly owned subsidiaries, Southwest and Centuri, we operate in two business segments: natural gas operations and infrastructure services.

In January 2017, we completed a reorganization into our present holding company structure. The holding company structure provides further legal separation between our regulated natural gas operations and unregulated infrastructure services businesses and additional financing flexibility. Through the reorganization, shareholders of Southwest (the predecessor publicly held parent company) became shareholders of the Company, on a one-for-one basis, with the same number of shares and same ownership percentage as they held immediately prior to the reorganization, and Southwest became an indirect, wholly owned subsidiary of the Company. Also as a part of the reorganization, Southwest transferred its equity interest in Centuri to a direct, wholly owned subsidiary of the Company; whereas, historically, Centuri had been a direct subsidiary of Southwest.

Southwest was incorporated in March 1931 under the laws of the state of California and provides regulated natural gas delivery services to customers in portions of Arizona, Nevada, and California. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas operations segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

Centuri is a comprehensive infrastructure services enterprise dedicated to meeting the growing demands of North American utilities, energy and industrial markets. Centuri derives revenue from installation, replacement, repair, and maintenance of energy distribution systems, and developing industrial construction solutions. Prior to August 2017, 3.4% of the shares of common stock of Centuri were beneficially held by third parties. During August 2017, the Company acquired that equity interest (which was previously reflected as a redeemable noncontrolling interest), and Centuri became a wholly owned subsidiary of the Company.

Our corporate headquarters is located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, NV 89150-8510, telephone number (702) 876-7237. We maintain a website (www.swgasholdings.com) for the benefit of shareholders, investors, customers, and other interested parties. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available, free of charge, through the www.swgasholdings.com website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Linetec Acquisition

On November 26, 2018, Centuri entered into a membership interest purchase agreement (the “Purchase Agreement”) with Linetec pursuant to which Centuri, our wholly owned subsidiary, will acquire an 80% interest in Linetec for an aggregate cash purchase price of approximately $299 million. The purchase price is based on 8.5 times Linetec’s EBITDA and is subject to adjustment based on Linetec’s actual EBITDA for the year ending December 31, 2018. The overall transaction cost, including related fees and expenses, net working capital settlement, and estimated 338(h)(10) tax election consideration to seller, will be approximately $336 million. Centuri will have the option to acquire the remaining 20% ownership in Linetec in increments during the next five years. Linetec will be a majority-owned subsidiary of Centuri, and its operations will be a part of our infrastructure services segment.

Linetec is a privately owned, non-union, electrical distribution and transmission contractor serving the Gulf Coast and Mid-Atlantic regions. Linetec provides maintenance, refurbishment, upgrades and new installation services for overhead, underground and high-voltage electrical infrastructure and currently has approximately 700 employees. Linetec also provides installation services for fiber optic carrier customers within the telecommunications industry. After completing the Linetec Acquisition, Centuri will have operations in 25 major markets in the United States and two major markets in Canada. The Linetec Acquisition, which is expected to be accretive to our earnings within the first year of its closing and provide increases to our overall growth rate, will broaden Centuri’s capabilities in the electrical services infrastructure space and extend its geographic footprint into the Southeast, including the Gulf Coast and Mid-Atlantic regions. Following the completion of the Linetec Acquisition, we believe that the Company’s percentage of regulated earnings will remain above 70% of net income and that the percentage of Centuri’s revenue from electric work will grow from approximately 1% to approximately 11%. We also believe that the Linetec acquisition will improve our credit metrics on a consolidated basis. Furthermore, we expect that the Linetec Acquisition will not only enhance Centuri’s service offerings for existing customers, but also will enable it to serve additional customers in new markets with an increased array of capabilities. We believe that Linetec’s management team will provide leadership experience and operational strength to Centuri.

We expect the Linetec Acquisition to close during the fourth quarter of 2018. The Purchase Agreement contains customary representations, warranties and covenants, and the closing of Linetec Acquisition is subject to certain customary closing conditions. We can provide no assurances that the Linetec Acquisition will close on the expected terms, on the expected timeline, or at all. In addition, we can provide no assurances that the Linetec Acquisition will be accretive to our earnings or provide other expected benefits. We intend to use the net proceeds from this offering and borrowings under Centuri’s credit facility to complete the Linetec Acquisition. See “Use of Proceeds.”

The Offering

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	Southwest Gas Holdings, Inc.

Common Stock Offered	3,100,000 shares (or 3,565,000 shares if the underwriters exercise their option to purchase additional shares in full)

Common Stock outstanding immediately after this offering(1)	52,534,467 shares (or 52,999,467 shares if the underwriters exercise their option to purchase additional shares in full)

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $225.6 million (or $259.5 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and expenses payable by us. We intend to use the net proceeds to us from this offering to fund a portion of the purchase price of the Linetec Acquisition. Pending the closing of the Linetec Acquisition, we may use net proceeds from this offering to temporarily repay $22.5 million under Southwest Gas Holdings’ credit facility. If the Linetec Acquisition is not consummated for any reason, we intend to use all net proceeds from this offering for general corporate purposes.

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, those risks discussed from time to time in our reports subsequently filed with the SEC, and other information as provided under “Available Information.”

New York Stock Exchange symbol	“SWX”

(1)

Excludes approximately: (i) 237,000 outstanding restricted stock units, and shares of common stock issuable upon vesting under the Southwest Gas Corporation 2006 Restricted Stock/Unit Plan, as amended and restated (the “Restricted Stock/Unit Plan”); (ii) 69,000 shares issued pursuant to the Southwest Gas Corporation Management Incentive Plan (the “Incentive Plan”) that remain subject to vesting requirements; (iii) 89,000 shares issuable upon vesting under the Southwest Gas Holdings, Inc. Omnibus Incentive Plan (the “Omnibus Plan”), which includes 61,000 performance shares, derived by assuming that target performance will be achieved during the relevant performance period; (iv) 299,000 restricted stock units, and shares of common stock available for future issuance under the Restricted Stock/Unit Plan; (v) 828,000 shares of common stock available for future issuance under the Incentive Plan; and (vi) 911,000 shares of common stock available for future issuance under the Omnibus Plan.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the specific risk factors set forth below, as well as the risk factors described in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement, before deciding to invest in our common stock. You should also consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions.

Risks Relating to This Offering and Our Common Stock

There can be no assurance that we will complete the Linetec Acquisition, and if we do not complete the Linetec Acquisition, we will have significant flexibility in investing the net proceeds from this offering.

Centuri, a wholly owned subsidiary of Southwest Gas Holdings, has entered into a binding agreement with respect to the Linetec Acquisition, but there can be no assurance we will complete the Linetec Acquisition for the anticipated purchase price or at all. In addition, the Linetec Acquisition is subject to customary closing conditions which may not be satisfied or waived, in which case we will not be obligated to complete the Linetec Acquisition. The closing of this offering is not conditioned on the consummation of the Linetec Acquisition. Therefore, upon the closing of this offering, you will become a holder of our common stock irrespective of whether the Linetec Acquisition is consummated.

If we are unable to complete the Linetec Acquisition, we will have significant flexibility in investing the net proceeds from this offering and may use the net proceeds from this offering in ways with which investors may not agree. Delays in investing the net proceeds from this offering may impair our performance. We cannot assure you that we will be able to identify investment opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds from this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

Our common stock price may be volatile or may decline.

The market price for our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of us and our prospects;

•	investors’ perceptions of us and/or our industries’ risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the natural gas and infrastructure services markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities markets;

•	sales, or anticipated sales, of large blocks of our common stock;

•	a real or perceived economic downturn; and

•	other factors described under “Cautionary Statement Regarding Forward-Looking Information” and “Item 1A- Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

Future offerings of debt or equity securities, which could rank senior to our common stock, may materially adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which could rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Therefore, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

You may experience significant dilution as a result of this offering, which may adversely affect the per-share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on such proceeds, and cannot be determined at this time.

The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that such issuances might occur could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our stockholders.

The exercise of the underwriters’ option to purchase additional shares, the vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock may be dilutive to our stockholders.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $225.6 million, or $259.5 million if the underwriters exercise their option to purchase additional shares of common stock in full, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering to fund a portion of the purchase price of the Linetec Acquisition. Pending the closing of the Linetec Acquisition, we may use net proceeds from this offering to temporarily repay $22.5 million under Southwest Gas Holdings’ credit facility. If the Linetec Acquisition is not consummated for any reason, we intend to use all net proceeds from this offering for general corporate purposes. In addition, we will use any proceeds received upon the exercise of the underwriters’ option to purchase additional shares for general corporate purposes.

Southwest Gas Holdings’ credit facility is scheduled to mature in March 2022. As of September 30, 2018, we had $22.5 million in short-term borrowings under Southwest Gas Holdings’ credit facility. As of September 30, 2018, the effective interest rate under Southwest Gas Holdings’ credit facility was 3.21%.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2018 on an actual basis and on an as adjusted basis to reflect (i) the issuance of the common stock being offered hereby, assuming net proceeds of approximately $225.6 million, after deducting underwriting discounts and other expenses payable by us, (ii) the temporary repayment of $22.5 million of outstanding borrowings under Southwest Gas Holdings’ credit facility and (iii) the draw of approximately $75.0 million on Centuri’s secured revolving credit and term loan facility to fund a portion of the purchase price of the Linetec Acquisition. The following table does not reflect the further use of the proceeds from this offering, nor does it reflect the exercise by the underwriters of their option to purchase additional shares of common stock. The foregoing contemplates that the full transaction cost, including related fees and expenses, will not be required to be remitted at closing of the Linetec Acquisition. This presentation should be read in conjunction with our consolidated financial statements, and related notes thereto, included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is incorporated herein by reference.

	As of September 30, 2018
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$69,170	$347,221
Total current liabilities	712,710	693,960
Total long-term debt (less current maturities)	2,123,641	2,194,891
Total equity	1,945,781	2,171,332
Total capitalization	4,069,422	4,366,223
Total capitalization and liabilities	6,654,596	6,932,647

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the ownership and disposition of shares of our common stock. This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold such shares of our common stock as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) and do not own, and have not owned, actually or constructively, more than 5% of our common stock. In addition, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to non-U.S. holders that are subject to special tax treatment under the U.S. federal income tax laws (including U.S. expatriates, foreign pension funds, “controlled foreign corporations,” or “passive foreign investment companies”). This summary is based on current provisions of the Code, final, temporary or proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s specific circumstances, nor does it address the potential application of the Medicare contribution tax, any aspects of U.S. federal estate or gift tax laws, or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder that may be subject to special treatment under the U.S. federal income tax laws.

If a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock (and such partnership) should consult their own tax advisors.

Prospective investors are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership and disposition of shares of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of Non-U.S. Holder

For purposes of this summary, a “non-U.S. holder” is any beneficial owner of shares of our common stock that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

A non-U.S. holder does not include a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or former citizens or former residents of the United States for U.S. federal income tax purposes. An individual also is not a nonresident alien individual if they are present in the United States for 31 days or more during the year of disposition and a total of 183 days or more over the current year and two preceding years, counting days in the first preceding year as one-third of a day, and in the second preceding year as one-sixth of a day. Any such non-resident alien individuals should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

Distributions on Our Common Stock

To the extent that we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or our accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital, which will first be applied against and reduce a holder’s adjusted tax basis in their shares of our common stock, but not below zero, and then will be treated as gain realized on the sale or other disposition of shares of our common stock and will be treated as described under the section titled “—Gain on Sale or Other Disposition of Shares of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty. To obtain the benefit of a reduced treaty rate (subject to the FATCA discussion below), a non-U.S. holder must furnish to us or our paying agent a duly completed and properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying, under penalties of perjury, such holder’s qualification for the reduced rate.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on shares of our common stock are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the dividends paid to the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim this exemption, the non-U.S. holder must furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). Effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at graduated U.S. federal income tax rates in the same manner as if such holder were a U.S. person.

A non-U.S. holder that claims exemption from withholding or the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide us or our paying agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the tax consequences of distributions on our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) for corporate non-U.S. holders.

Gain on Sale or Other Disposition of Shares of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder maintained in the United States); or

•

(i) we are or have been a U.S. real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for the shares of our common stock, and (ii) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

“Effectively connected” gain (described in the first bullet point above) will be subject to U.S. federal income tax on a net income basis at graduated U.S. federal income tax rates generally in the same manner as if such holder were a U.S. person.

Non-U.S. holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) for corporate non-U.S. holders.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. Under specific treaties or agreements, this information also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to distributions made to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification of its non-U.S. status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, or refunded, provided all required information is timely furnished to the IRS.

FATCA

Provisions of the Code and related Treasury guidance commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our common stock, as well as of gross proceeds of dispositions occurring after December 31, 2018 of our common stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an applicable exemption is established. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Holders should consult their tax advisers regarding the effects of FATCA on their investment in our common stock.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	930,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	930,000
Wells Fargo Securities, LLC	930,000
BTIG, LLC	124,000
Samuel A. Ramirez & Company, Inc.	93,000
The Williams Capital Group, L.P.	93,000

Total	3,100,000

The underwriters are committed to purchase all the shares of common stock sold by us under the underwriting agreement. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.5289 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.5096 per share from the initial public offering price. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to 465,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $2.5481 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$2.5481	$2.5481
Total	$7,899,110	$9,083,977

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $600,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the vesting of awards granted under our existing equity incentive plans, the grant of new awards under our existing equity incentive plans in the ordinary course and consistent with past practice, the issuance of shares of common stock pursuant to our Dividend Reinvestment and Direct Stock Purchase Plan (the “DRSPP”) and the filing of a new registration statement or a new prospectus supplement under the Securities Act with respect to the DRSPP.

Our directors and executive officers have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers of shares of common stock as a bona fide gift or gifts, (B) distributions of shares of common stock to members or stockholders thereof and (C) any transfer of common stock to the Company (or the Company may retain and retire shares of common stock otherwise deliverable to the lock-up agreement signatory) in full or partial satisfaction of applicable tax withholding obligations; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the representative a lock-up letter; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement is required or made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60 day period referred to above); and provided further that in the case of any transfer pursuant to clause (C), any filing under Section 16(a) of the Exchange Act as a result of such transaction will contain a footnote disclosing that such transfer was made to satisfy a tax obligations and that the restrictions apply to all shares of common stock owned by the transferor.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “SWX”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

No Public Offering Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus

Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

This prospectus:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorised financial adviser.

British Virgin Islands

The shares may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of PPL; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

China

This prospectus does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the

FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (“Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, the shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

(i) the offer, transfer, sale, renunciation or delivery is to:

(a) persons whose ordinary business is to deal in securities, as principal or agent;

(b) the South African Public Investment Corporation;

(c) persons or entities regulated by the Reserve Bank of South Africa;

(d) authorised financial service providers under South African law;

(e) financial institutions recognised as such under South African law;

(f) a wholly owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(g) any combination of the person in (a) to (f); or

(ii) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the shares. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the shares in South Africa constitutes an offer of the shares in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA relevant persons.

If Exchange Controls are applicable, add: No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the shares or beneficially own or hold any of the shares unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the “SARB”) by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of J.P. Morgan Securities LLC, Merrill Lynch Pierce Fenner & Smith Incorporated and Wells Fargo Securities, LLC are parties to Southwest Gas Holdings’ credit facility and as a result may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the underwriters by Ballard Spahr LLP.

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•

debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On December 12, 2017, the reported last sale price on the New York Stock Exchange for our common stock was $80.48 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 19 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2017

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc. and its consolidated subsidiaries, including Southwest Gas Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, replacement market and new construction market, bonus depreciation tax deductions and future changes not yet enacted, amount and timing for completion of estimated future construction expenditures, including the cost of any new facilities and the cost of any expansion plans, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in current or future period revenues from regulatory rate proceedings, approval of our general rate case settlements and effective dates of new general rates, post-test year rate adjustments and the extension requests, ARA rates and other surcharges, Nevada Conservation and Energy Efficiency programs, purchased gas adjustment clauses, and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity, future dividend increases and the board’s current target dividend payout ratio, earnings trends, pension and post-retirement benefits, certain benefits of tax acts, the effect of any rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, effective dates of pipeline regulations, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings and approvals are forward-looking statements.

A number of important factors affecting the business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri Construction Group, Inc.’s (“Centuri”) bid work, Centuri construction expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, and ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri following the lifting of the recent work stoppage, acquisitions and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, management can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

In 2015, the Board of Directors of Southwest Gas Corporation (“Predecessor”) authorized management to evaluate and pursue a holding company reorganization to provide further separation between regulated and unregulated businesses, and to provide additional financing flexibility. As part of the holding company reorganization, Centuri and Predecessor would each be subsidiaries of the new publicly traded parent holding company, Southwest Gas Holdings, Inc.; whereas, historically, Centuri had been a direct subsidiary of Predecessor. All of Predecessor’s outstanding debt securities (not associated with Centuri) at the time of the reorganization would remain at Predecessor. Regulatory applications for preapproval of the reorganization were filed with the Arizona Corporation Commission (“ACC”), the California Public Utilities Commission (“CPUC”), and the Public Utilities Commission of Nevada (“PUCN”) in October 2015. Approvals were received from the CPUC, the PUCN, and the ACC in January, March, and May, respectively, of 2016. The reorganization, which was approved by the Board of Directors of Predecessor and Southwest Gas Holdings in December 2016, became effective in January 2017. Each outstanding share of Predecessor’s common stock automatically converted into a share of common stock in Southwest Gas Holdings, on a one-for-one basis, and the ticker symbol of the stock, “SWX,” remains unchanged.

Predecessor was incorporated in March 1931 and Southwest Gas Holdings was incorporated in September 2016, each under the laws of the State of California. Southwest Gas Holdings is composed of two business segments: natural gas operations (“Southwest” or the “natural gas operations” segment) and construction services.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Centuri (the “construction services” segment) is a comprehensive construction services enterprise dedicated to meeting the growing demands of North American utilities, energy and industrial markets. Centuri derives revenue from installation, replacement, repair, and maintenance of energy distribution systems, and developing industrial construction solutions. Centuri operates in 24 major markets in the United States (primarily as NPL) and in 3 major markets in Canada (as NPL Canada (formerly Link-Line Contractors Ltd.), and W.S. Nicholls). In November 2017, Centuri expanded its operations in the Northeastern geographical area of the United States through the acquisition of a private construction services business.

Southwest is subject to regulation by the ACC, the PUCN, and the CPUC. These commissions regulate public utility rates, practices, facilities, and service territories in their respective states. The CPUC also regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain accounting practices, transmission facilities, and rates are subject to regulation by the Federal Energy Regulatory Commission (“FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Our administrative offices are located at 5241 Spring Mountain Road, Las Vegas, Nevada 89150-0002, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Twelve Months Ended	Year Ended December 31,
	September 30, 2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.50	3.46	3.43	3.58	3.90	3.61

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, and net income attributable to noncontrolling interests, plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings consists of (1) 60,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of December 12, 2017, there were issued and outstanding 48,090,470 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

The following description of Southwest Gas Holdings’ capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings’ stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

•

authorization for the Southwest Gas Holdings board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

•

provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

Transfer Agent and Registrar

Wells Fargo Shareowner Services is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities of Southwest Gas Holdings, Inc. will be issued under one or more indentures between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”). The debt securities of Southwest Gas Corporation will be issued under one or more indentures between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A form of each Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•

any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•

any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•

we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the issuer or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

•

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a Default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

•	a Default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•

failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities or the relevant Indenture for a period of 90 days after written notice specified below;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A Default with respect to a particular series of debt securities of a series (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to the us and the Trustee) gives notice of the Default and we do not cure such Default within the time specified after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the relevant Indenture or for the appointment of a receiver or Trustee, or for any remedy under the relevant Indenture, unless:

•

an Event of Default has occurred and is continuing and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the Trustee, and offered indemnity or security reasonably satisfactory to the Trustee, to institute the proceeding as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a statement as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to evidence the succession of another Person to the issuer (or any guarantor) and the assumption by any such successor of the obligations of the issuer (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•	to add one or more guarantees or to release one or more guarantees in accordance with the relevant Indenture;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

•

to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of, the principal, or installment of interest, on any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•

reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•

modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable within one year of their stated maturity and we have deposited with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of such person’s affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our Internet web site (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the Company’s quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 20, 2017) that were specifically incorporated by reference into Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•

Current Reports on Form 8-K filed on January 3, 2017, February 15, 2017, February 24, 2017, March 9, 2017, March 31, 2017 (2 reports), April 10, 2017, May 10, 2017, October 17, 2017, November 2, 2017 and November 7, 2017; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

3,100,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch	Wells Fargo Securities

Co-Managers

BTIG	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

The date of this prospectus supplement is November 27, 2018.